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Exhibit 99.1

Raptor Pharmaceutical Corp. Announces
Proposed Public Offering of Common Stock

Novato, California, September 7, 2011 - Raptor Pharmaceutical Corp. ("Raptor" or the "Company") (NASDAQ: RPTP), today announced that it intends to offer and sell shares of its common stock, par value $0.001 per share, in an underwritten public offering.  The Company also expects to grant the underwriters a 30-day option to purchase additional shares of common stock to cover over-allotments, if any.  The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. The shares will be offered pursuant to a shelf registration statement on Form S-3 that was previously declared effective by the Securities and Exchange Commission (“SEC”).

The Company expects to use the net proceeds from the offering to fund the Company’s commercial and pre-commercial efforts, clinical and preclinical development programs and other general corporate activities.

JMP Securities LLC is acting as the sole book-running manager for the proposed offering, and Canaccord Genuity and Cowen and Company are acting as co-lead managers for the offering.

The Company intends to file a preliminary prospectus supplement relating to the offering with the SEC, which will be available along with the prospectus filed with the SEC in connection with the shelf registration, on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from the offices of JMP Securities LLC, 600 Montgomery Street, 10th Floor, San Francisco, California 94111, Attention: Prospectus Department, (415) 835-8985.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Raptor Pharmaceutical Corp.

Raptor Pharmaceutical Corp. (NASDAQ: RPTP) (“Raptor”) seeks to research, produce, and deliver medicines that improve life for patients with severe, rare disorders. Raptor currently has product candidates in clinical development designed to potentially treat nephropathic cystinosis, Non-alcoholic Steatohepatitis (“NASH”), Huntington’s Disease (“HD”), aldehyde dehydrogenase deficiency (“ALDH2”), and thrombotic disorder.

Raptor’s preclinical programs are based upon bioengineered novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein and related proteins that are designed to target cancer, neurodegenerative disorders and infectious diseases.

For additional information, please visit www.raptorpharma.com.

Forward Looking Statements

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statement: that Raptor will be able to close the public offering of its Common Stock or that Raptor will be able to successfully develop any of its product candidates. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company's actual results to be materially different from these forward-looking statements Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including: Raptor's annual report on Form 10-K filed with the SEC on November 22, 2010; and Raptor's quarterly report on Form 10-Q filed with the SEC on July 12, 2011; all of which are available free of charge on the SEC's website at http://www.sec.gov.  Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements.

Contact:

Trout Group (investors)
Lauren Glaser
(646) 378-2972
lglaser@troutgroup.com

EVC Group (media)
Janine McCargo
(646) 688-0425
jmccargo@evcgroup.com